Exhibit 10.123

Form of Third Amendment to the Amended And Restated

Limited Partnership Agreement
of
Carter Validus Operating Partnership II, LP
In accordance with Section 4.4.C (Issuance of REIT Shares or Other Securities by the General Partner), Section 5.4 (Additional Partnership Interests), Section 7.1 (Management), including in particular clauses (21) (regarding the authority of the General Partner to issue additional Partnership Interests) and (23) (regarding the amendment and restatement of Exhibit A), and Section 7.3.D (regarding the General Partner’s authority to unilaterally amend the Partnership Agreement in the circumstances set forth in such Section) of the Amended and Restated Limited Partnership Agreement, dated June 10, 2014, as amended by that First Amendment thereto, dated December 28, 2015 and that Second Amendment thereto, dated February 9, 2017 (the “Partnership Agreement”), of Carter Validus Operating Partnership II, LP, a Delaware limited partnership (the “Partnership”), the Partnership Agreement is hereby amended, effective ____________, 2017 (the “Effective Date”), by this Third Amendment (this “Third Amendment”) to reflect certain changes in share classification of Carter Validus Mission Critical REIT II, Inc., a Maryland corporation holding both general partner and limited partner interests in the Partnership (the “General Partner”). Carter Validus Advisors II, LLC, a Delaware limited liability company holding a special limited partner interest in the Partnership (the “Special Limited Partner”) joins in this Third Amendment to acknowledge its necessity but acknowledges that its consent is not needed to adopt this Third Amendment. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Partnership Agreement. References to sections refer to Sections of the Partnership Agreement unless otherwise specified.
Recitals
WHEREAS, prior to the date hereof, pursuant to the Second Articles of Amendment and Restatement of the General Partner, as supplemented, 500,000,000 of its shares were designated common stock, of which 200,000,000 shares were classified as Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), 200,000,000 shares were classified as Class T Common Stock, $0.01 par value per share (the “Class T Common Stock”) and 100,000,000 shares were classified as Class I Common Stock, $0.01 par value per share (the “Class I Common Stock”);
WHEREAS, the General Partner has filed, prior to the date hereof, Articles Supplementary to reclassify 25,000,000 authorized but unissued shares of Class A Common Stock as shares of Class T2 Common Stock, $0.01 par value per share, of the General Partner (the “Class T2 Common Stock”), 25,000,000 authorized but unissued shares of Class T Common Stock as shares of Class T2 Common Stock, and 25,000,000 authorized but unissued shares of Class I Common Stock as shares of Class I Common Stock, with the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption described therein; and
WHEREAS, the parties hereto desire to reflect certain changes in share classification and other changes by amending the Partnership Agreement by entering into this Third Amendment.

Exhibit 10.123

Amendment
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	Amendments to Section 1.1.

1.1.	Additional Defined Terms. The following are hereby added as additional defined terms in Section 1.1:
“Class T2 REIT Shares” means the REIT Shares classified as “Class T2 Common Stock” in the Charter.
“Class T2 OP Unit” means an OP Unit entitling the holder thereof to the rights of a holder of a Class T2 OP Unit as provided in this Agreement.

1.2.	Amended Defined Terms. The following defined terms in Section 1.1 are hereby amended and restated in their entirety as follows:
“Gross Proceeds” means the aggregate purchase price of all shares of Common Stock sold for the account of the General Partner through an Offering, without deduction for Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share of Common Stock for which reduced selling commissions or dealer manager fees are paid to (i) SC Distributors, LLC or any successor dealer manager to the General Partner or (ii) a broker-dealer (where net proceeds to the General Partner are not reduced (for example, as described in the General Partner’s Prospectus under “Plan of Distribution – Special Discounts” and “Plan of Distribution – Volume Discounts”)), other than as a result of an offering price that is less than that for the Class A REIT Shares as a result of the pricing attributes of the Class I REIT Shares, Class T REIT Shares or Class T2 REIT Shares as described in the General Partner’s Prospectus, shall be deemed to be the full amount of the offering price per share of Common Stock pursuant to the Registration Statement for such Offering without reduction.
“REIT Share” means a share of Common Stock, par value $0.01 per share, of the General Partner, including Class A REIT Shares, Class I REIT Shares, Class T REIT Shares, and Class T2 REIT Shares.

2.	Amendment to Section 4.2. Section 4.2 is hereby amended by inserting “Class T2 OP Units,” immediately before “and Class T OP Units.”

3.	Amendment to Section 4.9. Section 4.9 is hereby amended by adding subsections (g), (h) and (i) to read as follows:

Exhibit 10.123

(g) 3.00% selling commissions for each Class T2 OP Unit (other than Class T2 OP Units issued in connection with Class T2 REIT Shares purchased through the General Partner’s distribution reinvestment plan)
(h) 2.50% dealer manager fee for each Class T2 OP Unit (other than Class T2 OP Units issued in connection with Class T2 REIT Shares purchased through the General Partner’s distribution reinvestment plan)
(i) 1.0% distribution and servicing fee for each Class T2 OP Unit (other than Class T2 OP Units issued in connection with Class T2 REIT Shares purchased through the General Partner’s distribution reinvestment plan).

4.	Amendment to Section 5.1. Section 5.1.G is hereby amended and restated in its entirety as follows:
G. Special Fees. Consistent with Section 4.9, if the Partnership directly or indirectly incurs Special Fees, (i) Available Cash or Net Sales Proceeds, as the case may be, available for distribution under this Section 5.1 shall be increased by the Special Fees to the extent that Available Cash or Net Sales Proceeds have been previously reduced by such fees; and (ii) the amounts otherwise distributable among the Classes of OP Units shall then be reduced to reflect their appropriate shares of the Special Fees. For example, if the Partnership has Available Cash of $1,000 after taking into account a distribution and shareholder servicing fee of $200 that is required to be borne entirely by the Partners holding Class T OP Units and Class T2 OP Units, Available Cash shall be increased to $1,200 for purposes of this Section 5.1 and the amounts otherwise distributable to the Class T OP Units and Class T2 OP Units under this Section 5.1 shall be reduced by $200.

5.	Amendment to Section 8.6.A. Section 8.6.A is hereby amended by inserting “Class T2 OP Units,” immediately before “and Class T OP Units”

6.
Amendment to Exhibit A. Exhibit A is amended to reflect the existence of Class T2 OP Units, and the General Partner shall henceforward continue to update Exhibit A as appropriate to reflect the issuance of additional Partnership Units.

7.	Amendment to Exhibit B.

7.1.	The following text is added as flush language immediately after paragraph 1(b) of Exhibit B:
For purposes of subparagraphs 1(a) and 1(b), Partners holding a class or series of Partnership Units that are burdened by Special Fees that are not applicable to all Partnership Units within such class (such as the distribution and servicing fee described in the General Partner’s Prospectus, which is not applicable to Class T OP Units or Class T OP Units corresponding to Class T REIT Shares or Class T2 REIT Shares, as applicable, purchased through the General Partner’s dividend reinvestment plan), shall also be deemed to be a separate Partner with respect to each group of such class or series of Partnership Units.

Exhibit 10.123

8.	Amendment to Exhibits C and D. Exhibit C and Exhibit D are each hereby amended by inserting “[Class T2]” between “[Class I]” and “[Class T]” in each instance where “[Class I][Class T]” occurs.

9.	Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

10.
Continuation of Partnership Agreement. The Partnership Agreement and this Third Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Third Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Third Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Third Amendment and the Partnership Agreement, the provisions of this Third Amendment shall control.

[Signature Page Follows]

Exhibit 10.123

In Witness Whereof, the parties hereto have executed this Third Amendment as of the Effective Date.

GENERAL PARTNER:

CARTER VALIDUS MISSION CRITICAL
REIT II, INC., a Maryland corporation

By:
      John E. Carter
      Chief Executive Officer

Acknowledged:

SPECIAL LIMITED PARTNER:

CARTER VALIDUS ADVISORS II, LLC, a Delaware limited liability company

By:
     Lisa A. Drummond
     Chief Operating Officer and Secretary

[Signature Page to Third Amendment to the Amended And Restated Limited Partnership Agreement of Carter Validus Operating Partnership II, LP]